October 18, 2007

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tamera Gjesdal	Chris Henson	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Corporate Communications
(336) 733-3058	(336) 733-3008	(336) 733-1475

BB&T reports 3rd quarter net income of $444 million, up 6.5%

     WINSTON-SALEM, N.C. -- BB&T Corporation (NYSE: BBT) reported today net income for the third quarter of 2007 totaling $444 million, or $.80 per diluted share, compared with $417 million, or $.77 per diluted share, earned during the third quarter of 2006. These results reflect increases of 6.5% and 3.9%, respectively, compared to the same quarter last year.

     BB&T’s third quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.37% and 14.24%, respectively, compared to prior year returns of 1.42% and 14.39%, respectively.

     Operating earnings for the third quarter of 2007 totaled $448 million, or $.81 per diluted share, compared to $424 million, or $.78 per diluted share, earned during the third quarter of 2006. Operating earnings exclude $4 million and $7 million in net after-tax merger-related and restructuring charges from the third quarters of 2007 and 2006, respectively.

     Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related and restructuring charges or credits and nonrecurring items from earnings. Cash basis operating earnings totaled $466 million for the third quarter of 2007, an increase of 5.7% compared to $441 million earned in the third quarter of 2006. Cash basis operating diluted earnings per share totaled $.84 for the third quarter of 2007, an increase of 3.7% compared to $.81 earned during the same period in 2006. Cash basis operating earnings for the third quarter of 2007 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.50% and 26.86%, respectively, compared to prior year returns of 1.57% and 27.43%, respectively.

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     “The third quarter presented significant challenges for the financial services industry, including unusual disruptions in financial markets and a rising level of loan losses,” said Chairman and Chief Executive Officer John A. Allison. “Although these events negatively affected BB&T’s earnings, I am pleased with a number of other positive accomplishments for the quarter. In particular, this quarter represents BB&T’s fourth consecutive quarter of generating positive operating leverage and improved operating efficiency through solid execution of our emphasis on expense control. Also, our loan and deposit growth continued to be healthy during the quarter. In addition, last week we received the results of the FDIC’s annual report on deposit market share, which were very positive for BB&T. On balance, our overall performance was very solid in a difficult environment.”

     For the first nine months of 2007, BB&T’s net income was $1.32 billion compared to $1.28 billion earned in the first nine months of 2006. Diluted earnings per share for the first nine months of 2007 totaled $2.40 compared to $2.35 earned during the same period in 2006. Excluding merger-related and restructuring charges or credits and nonrecurring items, operating earnings for the first nine months of 2007 totaled $1.33 billion, or $2.42 per diluted share, reflecting increases of 5.5% and 3.9%, respectively, compared to $1.27 billion, or $2.33 per diluted share, earned during the first nine months of 2006.

BB&T’s Noninterest Income Reflects Mixed Results

     Noninterest income was negatively affected by hedging losses, trading account losses and other losses resulting from the market distruptions that occurred during the quarter.  Income from BB&T’s fee generating businesses increased 2.3% during the third quarter of 2007 compared to 2006. Total noninterest income was $675 million for the current quarter compared to $660 million for the same period in 2006. This increase includes growth in revenues generated by BB&T’s investment banking and brokerage operations, as well as increased revenues from service charges on deposit accounts and other nondeposit fees and commissions.

     Commissions from BB&T’s insurance operations decreased 1.4% to $206 million in the current quarter compared with $209 million earned during the third quarter last year. This decrease resulted primarily from more competitive pricing in the commercial property and casualty insurance market.

     BB&T’s investment banking and brokerage operations generated revenues of $87 million in the current quarter, an increase of 6.1% compared to $82 million earned in the third quarter of 2006. The growth is primarily attributable to increased fees and commissions from Scott & Stringfellow’s retail brokerage operations derived from higher trading volumes and growth in assets under management, partially offset by a decrease in revenues from BB&T’s capital markets activities.

     Service charges on deposit accounts totaled $157 million for the third quarter of 2007, an increase of 13.8% compared to $138 million earned in the same quarter last year. This increase was primarily attributable to growth in revenues from overdraft items.

     Other nondeposit fees and commissions totaled $129 million for the third quarter of 2007, an increase of 12.2% compared to $115 million earned in the third quarter of 2006. This increase was generated primarily by growth in card-related services.

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     Other noninterest income totaled $23 million for the third quarter of 2007 compared to $54 million earned in the third quarter of 2006, a decrease of 57.4% . This decrease primarily resulted from $26 million in losses on hedging, trading and other market activities.

Asset Quality Reflects a Return to Normalized Levels

     Nonperforming assets, as a percentage of total assets, were .42% at Sept. 30 compared to .33% at June 30 and .28% at Sept. 30, 2006. Annualized net charge-offs were .40% of average loans and leases for the third quarter of 2007, up from .27% in the same quarter last year. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs were .23% of average loans and leases for the current quarter compared with .14% in the third quarter last year.

BB&T Produces Positive Operating Leverage Driven By Strong Expense Control

     BB&T produced positive operating leverage of 5.1% on an annualized basis during the third quarter of 2007 compared to the second quarter of 2007. These results were driven primarily by improved operating efficiency during the quarter, reflected in a cash basis efficiency ratio of 51.3% compared to 51.7% in the second quarter this year. Excluding merger-related and restructuring charges or credits, nonrecurring items and growth resulting from purchase acquisitions, noninterest expenses decreased 4.7% compared to the third quarter of 2006 and .8% comparing the first nine months of 2007 with the same period last year.

Combined Loan and Deposit Growth Remains Healthy; Deposit Market Share Increases

     Average loans and leases totaled $89.1 billion for the third quarter of 2007, reflecting an increase of $8.0 billion, or 9.9%, compared to the third quarter of 2006. This increase was composed of growth in average commercial loans and leases, which increased $2.9 billion, or 7.2%; average mortgage loans, which increased $2.1 billion, or 13.4%; average consumer loans, which increased $1.1 billion, or 5.2%; and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $1.9 billion, or 57.3%, compared to the third quarter last year. The growth in loans originated by BB&T’s specialized lending subsidiaries includes the acquisition of AFCO Credit Corporation. Excluding the impact of this acquisition, average loans in BB&T’s specialized lending group increased 19.2% compared to the third quarter of 2006.

     Average deposits totaled $84.2 billion for the third quarter of 2007, an increase of 6.4% compared to $79.1 billion for the third quarter of 2006. Average client deposits totaled $76.7 billion for the third quarter of 2007, an increase of 7.5% compared to $71.4 billion for the third quarter of 2006. Average retail deposit growth was led by client certificates of deposit, which increased $2.5 billion, or 10.5%, and other client deposits, which increased $3.1 billion, or 9.8% . During the third quarter of 2007, BB&T’s banking network generated approximately 30,000 net new transaction accounts. According to the FDIC’s “Summary of Deposits” report released last week, based on data for commercial banks, BB&T maintained or gained market share in every state in its footprint. These results are particularly impressive following last year’s deposit market share report, where BB&T gained market share in every state in its footprint except West Virginia, where it maintained a leading market share.

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BB&T Recognized Nationally for Home Mortgage Customer Service

     On Aug. 1, the J.D. Power and Associates 2007 Primary Mortgage Servicer Study was released and BB&T Corporation ranked first in the nation among banks in home mortgage customer service satisfaction. The survey is based on responses from nearly 12,000 home mortgage customers and involves the largest home mortgage providers in the nation. The ranking recognizes BB&T as the best among banks at dealing with all aspects of servicing mortgage loans.

BB&T Expands Specialized Lending Business and Acquires Insurance Agencies

     On Aug. 23, BB&T Corporation announced plans to acquire Collateral Real Estate Capital LLC of Birmingham, Ala., a commercial real estate finance company. The company will be combined with Laureate Capital LLC, BB&T’s existing commercial mortgage banking firm, and will give BB&T one of the largest full-service commercial and multi-family mortgage banking companies in the nation. The transaction is subject to regulatory approval and investor consents and is expected to be completed in the fourth quarter.

     On Sept. 28, BB&T Insurance Services announced plans to expand through the acquisition of Sydney O. Smith Inc., a metro Atlanta and north Georgia insurance agency. Also on Oct. 1, BB&T Insurance completed the acquisition of Heritage Title Services of Louisville, Ky. These acquisitions will enhance BB&T Insurance’s presence in these important markets.

     At Sept. 30, BB&T had $130.8 billion in assets and operated 1,501 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on Oct. 17 was $38.56 per share.

     For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

     To hear a live webcast of BB&T’s third quarter 2007 earnings conference call at 11:00 a.m. (EDT) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) on Friday, Nov. 2.

#

     Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.

     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

     This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

		For the Three Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		9/30/07	9/30/06	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$2,044	$1,825	$219	12.0%
Interest expense		1,052	865	187	21.6
Net interest income - taxable equivalent		992	960	32	3.3
Less: Taxable equivalent adjustment		14	22	(8)	(36.4)
Net interest income		978	938	40	4.3
Provision for credit losses		105	62	43	69.4
Net interest income after provision for credit losses		873	876	(3)	(.3)
Noninterest income		675	660	15	2.3
Noninterest expense		881	905	(24)	(2.7)
Operating earnings before income taxes		667	631	36	5.7
Provision for income taxes		219	207	12	5.8
Operating earnings (1)		$448	$424	$24	5.7%
PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings		$.81	$.79	$.02	2.5%
Diluted earnings		.81	.78	.03	3.8
Weighted average shares (in thousands) -	Basic	550,603	538,911
	Diluted	555,336	544,286
Dividends paid per share		$.46	$.42	$.04	9.5%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.38%	1.44%
Return on average equity		14.38	14.60
Net yield on earning assets (taxable equivalent)		3.45	3.68
Efficiency ratio (taxable equivalent) (2)		52.9	55.6
CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings		$466	$441	$25	5.7%
Diluted earnings per share		.84	.81	.03	3.7
Return on average tangible assets		1.50%	1.57%
Return on average tangible equity		26.86	27.43
Efficiency ratio (taxable equivalent) (2)		51.3	53.9

		For the Three Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		9/30/07	9/30/06	$	%
INCOME STATEMENTS
Interest income		$2,030	$1,803	$227	12.6%
Interest expense		1,052	865	187	21.6
Net interest income		978	938	40	4.3
Provision for credit losses		105	62	43	69.4
Net interest income after provision for credit losses		873	876	(3)	(.3)
Noninterest income		675	660	15	2.3
Noninterest expense		888	915	(27)	(3.0)
Income before income taxes		660	621	39	6.3
Provision for income taxes		216	204	12	5.9
Net income		$444	$417	$27	6.5%
PER SHARE DATA
Basic earnings		$.81	$.77	$.04	5.2%
Diluted earnings		.80	.77	.03	3.9
Weighted average shares (in thousands) -	Basic	550,603	538,911
	Diluted	555,336	544,286
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.37%	1.42%
Return on average equity		14.24	14.39
Efficiency ratio (taxable equivalent) (2)		53.3	56.2

NOTES: Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $4 million and $7 million, net of tax, in the third quarters of 2007 and 2006, respectively. See Reconciliation Tables included herein.
(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

		For the Nine Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		9/30/07	9/30/06	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$5,933	$5,093	$840	16.5%
Interest expense		2,993	2,275	718	31.6
Net interest income - taxable equivalent		2,940	2,818	122	4.3
Less: Taxable equivalent adjustment		51	66	(15)	(22.7)
Net interest income		2,889	2,752	137	5.0
Provision for credit losses		264	167	97	58.1
Net interest income after provision for credit losses		2,625	2,585	40	1.5
Noninterest income		2,056	1,919	137	7.1
Noninterest expense		2,676	2,613	63	2.4
Operating earnings before income taxes		2,005	1,891	114	6.0
Provision for income taxes		671	626	45	7.2
Operating earnings (1)		$1,334	$1,265	$69	5.5%
PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings		$2.44	$2.35	$.09	3.8%
Diluted earnings		2.42	2.33	.09	3.9
Weighted average shares (in thousands) -	Basic	546,978	538,578
	Diluted	552,153	543,496
Dividends paid per share		$1.30	$1.18	$.12	10.2%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.43%	1.50%
Return on average equity		14.86	14.98
Net yield on earning assets (taxable equivalent)		3.54	3.75
Noninterest income as a percentage of
total income (taxable equivalent) (2)		41.1	40.4
Efficiency ratio (taxable equivalent) (2)		53.3	55.0
CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings		$1,384	$1,320	$64	4.8%
Diluted earnings per share		2.51	2.43	.08	3.3
Return on average tangible assets		1.55%	1.64%
Return on average tangible equity		27.83	27.35
Efficiency ratio (taxable equivalent) (2)		51.7	53.3

		For the Nine Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		9/30/07	9/30/06	$	%
INCOME STATEMENTS
Interest income		$5,882	$5,027	$855	17.0%
Interest expense		2,993	2,275	718	31.6
Net interest income		2,889	2,752	137	5.0
Provision for credit losses		264	167	97	58.1
Net interest income after provision for credit losses		2,625	2,585	40	1.5
Noninterest income		2,056	1,919	137	7.1
Noninterest expense		2,694	2,594	100	3.9
Income before income taxes		1,987	1,910	77	4.0
Provision for income taxes		664	633	31	4.9
Net income		$1,323	$1,277	$46	3.6%
PER SHARE DATA
Basic earnings		$2.42	$2.37	$.05	2.1%
Diluted earnings		2.40	2.35	.05	2.1
Weighted average shares (in thousands) -	Basic	546,978	538,578
	Diluted	552,153	543,496
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.42%	1.51%
Return on average equity		14.74	15.13
Efficiency ratio (taxable equivalent) (2)		53.6	54.6

NOTES: Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $11 million and $(12 million), net of tax, in 2007 and 2006, respectively. See Reconciliation Tables included herein.
(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

			As of / For the Nine Months Ended		Increase (Decrease)
(Dollars in millions)			9/30/07	9/30/06	$	%
CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks			$1,613	$1,954	$(341)	(17.5	) %
Interest-bearing deposits with banks			604	567	37	6.5
Federal funds sold and other earning assets			507	371	136	36.7
Securities available for sale			23,061	20,733	2,328	11.2
Trading securities			1,587	888	699	78.7
Total securities			24,648	21,621	3,027	14.0
Commercial loans and leases			43,365	40,430	2,935	7.3
Direct retail loans			15,586	15,244	342	2.2
Sales finance loans			6,056	5,553	503	9.1
Revolving credit loans			1,535	1,355	180	13.3
Mortgage loans			17,051	15,328	1,723	11.2
Specialized lending			5,288	3,493	1,795	51.4
Total loans and leases held for investment			88,881	81,403	7,478	9.2
Loans held for sale			1,178	547	631	115.4
Total loans and leases			90,059	81,950	8,109	9.9
Allowance for loan and lease losses			934	883	51	5.8
Total earning assets			116,057	105,001	11,056	10.5
Premises and equipment, net			1,504	1,387	117	8.4
Goodwill			5,132	4,824	308	6.4
Core deposit and other intangibles			491	478	13	2.7
Other assets			7,157	6,255	902	14.4
Total assets			130,781	118,524	12,257	10.3
Noninterest-bearing deposits			13,197	13,560	(363)	(2.7)
Interest checking			1,128	1,323	(195)	(14.7)
Other client deposits			35,391	32,732	2,659	8.1
Client certificates of deposit			26,315	24,356	1,959	8.0
Total client deposits			76,031	71,971	4,060	5.6
Other interest-bearing deposits			9,154	8,095	1,059	13.1
Total deposits			85,185	80,066	5,119	6.4
Fed funds purchased, repos and other borrowings			10,618	7,235	3,383	46.8
Long-term debt			19,059	16,159	2,900	17.9
Total interest-bearing liabilities			101,665	89,900	11,765	13.1
Other liabilities			3,517	3,330	187	5.6
Total liabilities			118,379	106,790	11,589	10.9
Total shareholders' equity			$12,402	$11,734	$668	5.7%
Average balances
Securities, at amortized cost			$23,090	$21,260	$1,830	8.6%
Commercial loans and leases			41,971	38,361	3,610	9.4
Direct retail loans			15,415	14,775	640	4.3
Sales finance loans			5,856	5,304	552	10.4
Revolving credit loans			1,430	1,321	109	8.3
Mortgage loans			17,217	15,277	1,940	12.7
Specialized lending			5,101	3,138	1,963	62.6
Total loans and leases			86,990	78,176	8,814	11.3
Allowance for loan and lease losses			914	854	60	7.0
Other earning assets			971	908	63	6.9
Total earning assets			111,051	100,344	10,707	10.7
Total assets			124,873	112,828	12,045	10.7
Noninterest-bearing deposits			13,188	13,194	(6)	(.0)
Interest checking			2,299	2,124	175	8.2
Other client deposits			34,035	31,073	2,962	9.5
Client certificates of deposit			25,822	21,840	3,982	18.2
Total client deposits			75,344	68,231	7,113	10.4
Other interest-bearing deposits			7,564	8,103	(539)	(6.7)
Total deposits			82,908	76,334	6,574	8.6
Fed funds purchased, repos and other borrowings			8,848	6,971	1,877	26.9
Long-term debt			17,769	14,132	3,637	25.7
Total interest-bearing liabilities			96,337	84,243	12,094	14.4
Total shareholders' equity			$12,001	$11,287	$714	6.3%

		As of / For the Quarter Ended
(Dollars in millions, except per share data)		9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
MISCELLANEOUS INFORMATION

Unrealized depreciation on
securities available for sale, net of tax		$(150)	$(339)	$(178)	$(249)	$(313)
Derivatives (notional value)		43,051	36,108	40,159	23,097	25,054
Fair value of derivatives portfolio		34	(175)	(40)	(45)	(26)
Common stock prices:	High	43.00	43.02	44.30	44.74	44.54
	Low	36.95	39.13	39.54	42.48	39.87
	End of period	40.39	40.68	41.02	43.93	43.78
Weighted average shares (in thousands) -	Basic	550,603	548,385	541,851	540,807	538,911
	Diluted	555,336	553,935	547,230	546,618	544,286
End of period shares outstanding (in thousands)		549,337	551,948	542,416	541,475	540,652
End of period banking offices		1,501	1,507	1,472	1,459	1,462
ATMs		2,166	2,170	2,121	2,125	2,106
FTEs		28,886	28,961	28,876	29,344	29,112

NOTES: All items referring to average loans and leases include loans held for sale.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,725	$1,682	$1,622	$1,609	$1,571
Interest and dividends on securities	305	285	277	255	243
Interest on short-term investments	14	13	10	24	11
Total interest income - taxable equivalent	2,044	1,980	1,909	1,888	1,825
Interest expense
Interest on deposits	679	639	647	616	586
Interest on fed funds purchased, repos and other borrowings	110	102	87	80	75
Interest on long-term debt	263	254	212	214	204
Total interest expense	1,052	995	946	910	865
Net interest income - taxable equivalent	992	985	963	978	960
Less: Taxable equivalent adjustment	14	19	18	22	22
Net interest income	978	966	945	956	938
Provision for credit losses	105	88	71	73	62
Net interest income after provision for
credit losses	873	878	874	883	876
Noninterest income
Insurance commissions	206	229	197	214	209
Service charges on deposits	157	151	138	141	138
Other nondeposit fees and commissions	129	127	114	116	115
Investment banking and brokerage fees and commissions	87	89	82	75	82
Trust revenue	40	40	40	40	39
Mortgage banking income	27	31	30	24	23
Securities gains (losses), net	6	1	(11)	2	-
Other noninterest income	23	61	62	65	54
Total noninterest income	675	729	652	677	660
Noninterest expense
Personnel expense	514	540	524	533	524
Occupancy and equipment expense	118	117	116	118	114
Foreclosed property expense	5	6	7	6	4
Amortization of intangibles	26	26	25	27	27
Other noninterest expense	218	229	205	229	236
Total noninterest expense	881	918	877	913	905
Operating earnings before income taxes	667	689	649	647	631
Provision for income taxes	219	228	224	205	207
Operating earnings (1)	$448	$461	$425	$442	$424
PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.81	$.84	$.78	$.82	$.79
Diluted earnings	.81	.83	.78	.81	.78
Dividends paid per share	.46	.42	.42	.42	.42
PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.38%	1.48%	1.42%	1.48%	1.44%
Return on average equity	14.38	15.28	14.94	14.70	14.60
Net yield on earning assets (taxable equivalent)	3.45	3.55	3.61	3.70	3.68
Efficiency ratio (taxable equivalent) (2)	52.9	53.2	53.7	54.8	55.6
Noninterest income as a percentage of
total income (taxable equivalent) (2)	40.1	42.6	40.6	40.9	40.8
Average earning assets as a percentage of
average total assets	89.0	88.9	88.9	88.6	88.8
Average loans and leases as a percentage of
average deposits	105.8	106.1	102.9	103.5	102.4
CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$466	$477	$441	$460	$441
Diluted earnings per share	.84	.86	.81	.84	.81
Return on average tangible assets	1.50%	1.61%	1.54%	1.61%	1.57%
Return on average tangible equity	26.86	28.48	28.20	26.88	27.43
Efficiency ratio (taxable equivalent) (2)	51.3	51.7	52.1	53.1	53.9

NOTES: Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $4 million, $3 million, $4 million, $191 million and $7 million, net of tax, for the quarters ended September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006, and September 30, 2006, respectively. See Reconciliation Tables included herein.
(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3)	Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,719	$1,675	$1,613	$1,601	$1,562
Interest and dividends on securities	297	273	268	241	230
Interest on short-term investments	14	13	10	24	11
Total interest income	2,030	1,961	1,891	1,866	1,803
Interest expense
Interest on deposits	679	639	647	616	586
Interest on fed funds purchased, repos and other borrowings	110	102	87	80	75
Interest on long-term debt	263	254	212	214	204
Total interest expense	1,052	995	946	910	865
Net interest income	978	966	945	956	938
Provision for credit losses	105	88	71	73	62
Net interest income after provision for
credit losses	873	878	874	883	876
Noninterest income
Insurance commissions	206	229	197	214	209
Service charges on deposits	157	151	138	141	138
Other nondeposit fees and commissions	129	127	114	116	115
Investment banking and brokerage fees and commissions	87	89	82	75	82
Trust revenue	40	40	40	40	39
Mortgage banking income	27	31	30	24	23
Securities gains (losses), net	6	1	(11)	(73)	-
Other noninterest income	23	61	62	65	54
Total noninterest income	675	729	652	602	660
Noninterest expense
Personnel expense	514	540	524	533	524
Occupancy and equipment expense	118	117	116	118	114
Foreclosed property expense	5	6	7	6	4
Amortization of intangibles	26	26	25	27	27
Merger-related and restructuring charges (credits), net	7	5	6	9	10
Other noninterest expense	218	229	205	229	236
Total noninterest expense	888	923	883	922	915
Income before income taxes	660	684	643	563	621
Provision for income taxes	216	226	222	312	204
Net income	$444	$458	$421	$251	$417
PER SHARE DATA
Basic earnings	$.81	$.84	$.78	$.46	$.77
Diluted earnings	.80	.83	.77	.46	.77

	For the Quarter Ended
	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities:
U.S. Treasury securities	4.48%	4.53%	4.47%	4.48%	3.72%
U.S. government-sponsored entity securities	4.67	4.60	4.39	4.17	4.00
Mortgage-backed securities	5.21	5.02	5.09	5.10	5.10
States and political subdivisions	5.48	6.87	6.85	7.00	6.90
Other securities	6.01	5.94	7.03	6.45	5.24
Trading securities	4.54	4.36	5.89	3.45	3.31
Total securities	5.02	4.94	5.06	4.72	4.47
Loans:
Commercial loans and leases	7.80	7.92	7.89	7.97	8.00
Consumer loans	7.58	7.53	7.51	7.44	7.38
Mortgage loans	6.05	5.96	5.90	5.85	5.79
Specialized lending	13.02	13.37	13.62	15.29	15.32
Total loans	7.70	7.75	7.73	7.73	7.70
Other earning assets (2)	4.96	5.26	4.96	10.44	4.16
Total earning assets	7.11	7.14	7.17	7.14	6.99
Interest expense:
Interest-bearing deposits:
Interest checking	2.33	2.30	2.38	2.29	1.94
Other client deposits	2.94	2.85	2.82	2.76	2.61
Client certificates of deposit	4.64	4.63	4.60	4.53	4.33
Other interest-bearing deposits	5.22	5.34	5.35	5.35	5.36
Total interest-bearing deposits	3.80	3.73	3.77	3.67	3.54
Fed funds purchased, repos and other borrowings (2)	4.43	4.55	4.61	4.51	4.43
Long-term debt	5.59	5.51	5.32	5.27	5.28
Total interest-bearing liabilities	4.20	4.15	4.11	4.02	3.91
Net yield on earning assets	3.45%	3.55%	3.61%	3.70%	3.68%

NOTES: (1)	Fully taxable equivalent yields. Securities yields calculated based on amortized cost.
(2)	The fourth quarter of 2006 includes interest income and expense associated with a deposit placed with the IRS to curtail the accrual of interest on disputed tax payments.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$23,061	$22,254	$20,898	$20,721	$20,733
Trading securities	1,587	1,067	906	2,147	888
Total securities	24,648	23,321	21,804	22,868	21,621
Commercial loans and leases	43,365	42,632	41,238	41,300	40,430
Direct retail loans	15,586	15,520	15,283	15,312	15,244
Sales finance loans	6,056	5,889	5,774	5,683	5,553
Revolving credit loans	1,535	1,461	1,386	1,414	1,355
Mortgage loans	17,051	16,640	16,011	15,596	15,328
Specialized lending	5,288	5,248	4,956	3,606	3,493
Total loans and leases held for investment	88,881	87,390	84,648	82,911	81,403
Loans held for sale	1,178	1,152	672	680	547
Total loans and leases	90,059	88,542	85,320	83,591	81,950
Allowance for loan and lease losses	934	920	896	888	883
Other earning assets	1,111	1,188	782	826	938
Total earning assets	116,057	113,599	108,193	107,676	105,001
Total assets	130,781	127,577	121,694	121,351	118,524
Noninterest-bearing deposits	13,197	13,641	13,533	13,393	13,560
Interest checking	1,128	1,384	1,288	1,333	1,323
Other client deposits	35,391	35,741	34,657	34,062	32,732
Client certificates of deposit	26,315	27,445	25,322	24,987	24,356
Total client deposits	76,031	78,211	74,800	73,775	71,971
Other interest-bearing deposits	9,154	5,868	5,039	7,196	8,095
Total deposits	85,185	84,079	79,839	80,971	80,066
Fed funds purchased, repos and other borrowings	10,618	9,410	6,770	8,087	7,235
Long-term debt	19,059	18,313	19,936	15,904	16,159
Total interest-bearing liabilities	101,665	98,161	93,012	91,569	89,900
Total shareholders' equity	12,402	12,125	11,650	11,745	11,734
Goodwill	5,132	5,114	4,860	4,827	4,824
Core deposit and other intangibles	491	504	479	454	478
Total intangibles	5,623	5,618	5,339	5,281	5,302
Mortgage servicing rights	$567	$609	$525	$512	$507
Average balances
Securities, at amortized cost	$24,246	$23,124	$21,872	$21,609	$21,736
Commercial loans and leases	42,838	41,935	41,122	40,758	39,977
Direct retail loans	15,534	15,438	15,272	15,291	15,100
Sales finance loans	6,006	5,823	5,734	5,623	5,453
Revolving credit loans	1,485	1,417	1,387	1,362	1,338
Mortgage loans	17,922	17,231	16,481	16,091	15,803
Specialized lending	5,305	5,095	4,898	3,565	3,373
Total loans and leases	89,090	86,939	84,894	82,690	81,044
Allowance for loan and lease losses	931	916	894	891	880
Other earning assets	1,105	967	841	917	977
Total earning assets	114,441	111,030	107,607	105,216	103,757
Total assets	128,633	124,848	121,054	118,777	116,884
Noninterest-bearing deposits	13,248	13,367	12,946	13,289	13,511
Interest checking	2,202	2,487	2,206	2,284	2,228
Other client deposits	34,836	33,860	33,393	32,616	31,713
Client certificates of deposit	26,456	25,919	25,076	24,712	23,951
Total client deposits	76,742	75,633	73,621	72,901	71,403
Other interest-bearing deposits	7,481	6,326	8,902	6,988	7,720
Total deposits	84,223	81,959	82,523	79,889	79,123
Fed funds purchased, repos and other borrowings	9,892	9,000	7,627	7,109	6,720
Long-term debt	18,721	18,471	16,086	16,101	15,433
Total interest-bearing liabilities	99,588	96,063	93,290	89,810	87,765
Total shareholders' equity	$12,359	$12,113	$11,522	$11,941	$11,500
SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$9,048	$8,936	$7,987	$8,226	$8,155
Total	14,118	13,968	12,791	13,016	12,938
Risk-weighted assets	96,907	94,732	92,192	90,982	88,619
Average quarterly tangible assets	123,480	119,636	116,161	114,007	112,402
Risk-based capital ratios:
Tier 1	9.3%	9.4%	8.7%	9.0%	9.2%
Total	14.6	14.7	13.9	14.3	14.6
Leverage capital ratio	7.3	7.5	6.9	7.2	7.3
Equity as a percentage of total assets	9.5	9.5	9.6	9.7	9.9
Tangible equity as a percentage of tangible assets (2)	5.5	5.5	5.5	5.7	5.8
Book value per share	$22.58	$21.97	$21.48	$21.69	$21.70
Tangible book value per share (2)	12.60	12.05	11.89	12.20	12.18

NOTES: All items referring to average loans and leases include loans held for sale.
(1)	Current quarter risk-based capital information is preliminary.
(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity and total assets, net of deferred taxes, where applicable.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended
(Dollars in millions)	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$926	$901	$888	$884	$871
Allowance for acquired (sold) loans, net	-	13	3	(1)	6
Provision for credit losses	105	88	71	73	62
Charge-offs
Commercial loans and leases	(18)	(11)	(10)	(15)	(10)
Direct retail loans	(20)	(22)	(12)	(13)	(12)
Sales finance loans	(9)	(6)	(6)	(5)	(5)
Revolving credit loans	(12)	(12)	(12)	(12)	(11)
Mortgage loans	(1)	(2)	(1)	(2)	(1)
Specialized lending	(45)	(40)	(41)	(36)	(31)
Total charge-offs	(105)	(93)	(82)	(83)	(70)
Recoveries
Commercial loans and leases	3	4	8	3	4
Direct retail loans	3	3	4	3	3
Sales finance loans	2	2	2	2	2
Revolving credit loans	3	3	3	3	3
Specialized lending	4	5	4	4	3
Total recoveries	15	17	21	15	15
Net charge-offs	(90)	(76)	(61)	(68)	(55)
Ending balance	$941	$926	$901	$888	$884

Allowance For Credit Losses
Allowance for loan and lease losses	$934	$920	$896	$888	$883
Reserve for unfunded lending commitments	7	6	5	-	1
Total	$941	$926	$901	$888	$884
Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$237	$178	$148	$129	$124
Direct retail loans	56	43	43	39	38
Sales finance loans	4	4	1	2	2
Mortgage loans	74	63	51	53	50
Specialized lending	48	36	33	37	31
Total nonaccrual loans and leases	419	324	276	260	245
Foreclosed real estate	82	61	56	54	55
Other foreclosed property	46	37	35	35	30
Restructured loans	-	1	-	-	1
Nonperforming assets	$547	$423	$367	$349	$331
Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$21	$18	$18	$14	$8
Direct retail loans	18	17	13	20	17
Sales finance loans	14	12	16	17	13
Revolving credit loans	7	6	7	6	6
Mortgage loans	76	48	39	37	36
Specialized lending	13	7	10	8	7
Total loans 90 days or more past due
and still accruing	149	108	103	102	87
Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.17%	.12%	.12%	.12%	.11%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.47%	.37%	.32%	.31%	.30%
Nonperforming assets as a percentage of:
Total assets	.42	.33	.30	.29	.28
Loans and leases plus
foreclosed property	.61	.48	.43	.42	.40
Net charge-offs as a percentage of
average loans and leases	.40	.35	.29	.33	.27
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.23	.20	.13	.18	.14
Allowance for loan and lease losses as
a percentage of loans and leases	1.04	1.04	1.05	1.06	1.08
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.05	1.05	1.06	1.07	1.09
Ratio of allowance for loan and lease losses to:
Net charge-offs	2.61	x	3.04	x	3.58	x	3.29	x	4.07	x
Nonaccrual and restructured loans and leases	2.23	2.83	3.24	3.41	3.59

NOTES: All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1) Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Nine Months Ended	Increase (Decrease)
(Dollars in millions)	9/30/07	9/30/06	$	%
Allowance For Credit Losses
Beginning balance	$888	$830	$58	7.0%
Allowance for acquired (sold) loans, net	16	35	(19)	NM
Provision for credit losses	264	167	97	58.1
Charge-offs
Commercial loans and leases	(39)	(22)	(17)	77.3
Direct retail loans	(54)	(35)	(19)	54.3
Sales finance loans	(21)	(16)	(5)	31.3
Revolving credit loans	(36)	(33)	(3)	9.1
Mortgage loans	(4)	(4)	-	-
Specialized lending	(126)	(84)	(42)	50.0
Total charge-offs	(280)	(194)	(86)	44.3
Recoveries
Commercial loans and leases	15	12	3	25.0
Direct retail loans	10	9	1	11.1
Sales finance loans	6	6	-	-
Revolving credit loans	9	8	1	12.5
Mortgage loans	-	1	(1)	(100.0)
Specialized lending	13	10	3	30.0
Total recoveries	53	46	7	15.2
Net charge-offs	(227)	(148)	(79)	(53.4)
Ending balance	$941	$884	$57	6.4%
Allowance For Credit Losses
Allowance for loan and lease losses	$934	$883	$51	5.8%
Reserve for unfunded lending commitments	7	1	6	NM
Total	$941	$884	$57	6.4%
Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.35%	.25%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.19	.13
Ratio of allowance for loan and lease losses to
net charge-offs	3.07	x	4.47	x

Percentage Increase (Decrease)
QTD	Annualized Link QTD	YTD
3Q07 vs. 3Q06	3Q07 vs. 2Q07	2007 vs. 2006
PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Average Balances
Commercial loans and leases (3)	6.5%	6.5%	6.4%
Direct retail loans	2.0	1.6	3.1
Sales finance loans	10.1	12.5	10.4
Revolving credit loans	11.0	19.0	8.1
Mortgage loans (4)	11.0	13.1	11.3
Specialized lending (5)	11.1	16.4	12.8
Total loans and leases (3) (4) (5)	7.1	8.2	7.4

Noninterest-bearing deposits	(3.6)	(5.0)	(2.6)
Interest checking	(7.0)	(50.8)	(1.2)
Other client deposits	8.6	10.3	7.4
Client certificates of deposit	8.2	6.0	14.3
Total client deposits	5.6	4.1	7.4
Other interest-bearing deposits	(3.1)	72.4	(8.0)
Total deposits	4.8%	9.3%	5.8%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Net interest income - taxable equivalent (3)	(1.1)	1.2	(1.4)
Noninterest income
Insurance commissions	(0.5)	(42.9)	5.3
Service charges on deposits	11.3	15.8	6.9
Other nondeposit fees and commissions	11.2	3.1	11.4
Investment banking and brokerage fees and commissions	6.0	(4.5)	6.6
Trust revenue	-	-	4.3
Mortgage banking income (6)	(4.3)	(105.8)	-
Securities gains (losses), net	NM	NM	NM
Other income	(60.7)	NM	(4.6)
Total noninterest income (6)	0.6	(34.1)	6.0
Noninterest expense
Personnel expense	(3.7)	(21.9)	(0.3)
Occupancy and equipment expense	1.7	-	2.6
Other noninterest expense	(9.4)	(23.9)	(3.3)
Total noninterest expense	(4.7	) %	(19.7	) %	(0.8	) %

NOTES: All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.
(2)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2007 and 2006.
(3)	Adjusted for leveraged leases due to the adoption of FSP FAS 13-2.
(4)	Adjusted for the average impact of $51 million in mortgage loans securitized in the fourth quarter of 2006.
(5)	Loans from specialized lending, excluding AFCO/CAFO from both 2006 and 2007, grew 19.2% and 22.4%, respectively, comparing the third quarter 2007 to the third quarter of 2006 and the YTD 2007 to the YTD 2006. In addition, total loans grew 7.4% and 7.7%, respectively, for the third quarter of 2007 compared to the third quarter of 2006 and the YTD 2007 to the YTD 2006.
(6)	Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.
NM -	not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions)	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$533	$577	$494	$484	$481

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value (decrease) increase	$(54)	$72	$7	$-	$(40)
MSRs derivative hedge gains (losses)	60	(73)	(3)	(3)	40
Net	$6	$(1)	$4	$(3)	$-

Residential Mortgage Loan Originations	$3,225	$3,014	$2,461	$2,463	$2,461

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$31,081	$30,077	$29,420	$28,979	$28,590
Bank owned loans serviced	18,059	17,611	16,571	16,257	15,847
Total servicing portfolio	49,140	47,688	45,991	45,236	44,437
Weighted Average Coupon Rate	5.98%	5.95%	5.93%	5.92%	5.90%
Weighted Average Servicing Fee	.359	.357	.356	.353	.351

	For the Quarter Ended
(Dollars in millions, except per share data)	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
RECONCILIATION TABLE
Net income	$444	$458	$421	$251	$417
Merger-related and restructuring items, net of tax	4	3	4	5	7
Other, net of tax (4)	-	-	-	186	-
Operating earnings	448	461	425	442	424
Amortization of intangibles, net of tax	17	16	16	17	16
Amortization of mark-to-market adjustments, net of tax	1	-	-	1	1
Cash basis operating earnings	466	477	441	460	441
Return on average assets	1.37%	1.47%	1.41%	.84%	1.42%
Effect of merger-related and restructuring items, net of tax	.01	.01	.01	.02	.02
Effect of other, net of tax (4)	-	-	-	.62	-
Operating return on average assets	1.38	1.48	1.42	1.48	1.44
Effect of amortization of intangibles, net of tax (2)	.12	.13	.12	.13	.13
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating return on average
tangible assets	1.50	1.61	1.54	1.61	1.57
Return on average equity	14.24%	15.18%	14.81%	8.33%	14.39%
Effect of merger-related and restructuring items, net of tax	.14	.10	.13	.19	.21
Effect of other, net of tax (4)	-	-	-	6.18	-
Operating return on average equity	14.38	15.28	14.94	14.70	14.60
Effect of amortization of intangibles, net of tax (2)	12.43	13.20	13.26	12.12	12.77
Effect of amortization of mark-to-market adjustments,
net of tax	.05	-	-	.06	.06
Cash basis operating return on average
tangible equity	26.86	28.48	28.20	26.88	27.43
Efficiency ratio (taxable equivalent) (3)	53.3%	53.5%	54.1%	55.3%	56.2%
Effect of merger-related and restructuring items	(.4)	(.3)	(.4)	(.5)	(.6)
Effect of other (4)	-	-	-	-	-
Operating efficiency ratio (3)	52.9	53.2	53.7	54.8	55.6
Effect of amortization of intangibles	(1.6)	(1.5)	(1.6)	(1.6)	(1.6)
Effect of amortization of mark-to-market adjustments	-	-	-	(.1)	(.1)
Cash basis operating efficiency ratio (3)	51.3	51.7	52.1	53.1	53.9
Basic earnings per share	$.81	$.84	$.78	$.46	$.77
Effect of merger-related and restructuring items, net of tax	-	-	-	.01	.02
Effect of other, net of tax (4)	-	-	-	.35	-
Operating basic earnings per share	.81	.84	.78	.82	.79
Diluted earnings per share	$.80	$.83	$.77	$.46	$.77
Effect of merger-related and restructuring items, net of tax	.01	-	.01	.01	.01
Effect of other, net of tax (4)	-	-	-	.34	-
Operating diluted earnings per share	.81	.83	.78	.81	.78
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating diluted earnings per share	.84	.86	.81	.84	.81

NOTES: Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Balances exclude commercial mortgage servicing rights totaling $34 million, $32 million, $31 million, $28 million and $26 million as of September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively.
(2)	Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
(3)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
(4)	Reflects an additional tax provision of $139 million related to leveraged leases and a loss on the sale of securities totaling $47 million, net of tax, in the fourth quarter of 2006.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Nine Months Ended
(Dollars in millions, except per share data)	9/30/07	9/30/06
RECONCILIATION TABLE
Net income	$1,323	$1,277
Merger-related and restructuring items, net of tax	11	6
Other, net of tax (3)	-	(18)
Operating earnings	1,334	1,265
Amortization of intangibles, net of tax	49	48
Amortization of mark-to-market adjustments, net of tax	1	7
Cash basis operating earnings	1,384	1,320
Return on average assets	1.42%	1.51%
Effect of merger-related and restructuring items, net of tax	.01	.01
Effect of other, net of tax (3)	-	(.02)
Operating return on average assets	1.43	1.50
Effect of amortization of intangibles, net of tax (1)	.12	.13
Effect of amortization of mark-to-market adjustments, net of tax	-	.01
Cash basis operating return on average tangible assets	1.55	1.64
Return on average equity	14.74%	15.13%
Effect of merger-related and restructuring items, net of tax	.12	.06
Effect of other, net of tax (3)	-	(.21)
Operating return on average equity	14.86	14.98
Effect of amortization of intangibles, net of tax (1)	12.95	12.23
Effect of amortization of mark-to-market adjustments, net of tax	.02	.14
Cash basis operating return on average tangible equity	27.83	27.35
Efficiency ratio (taxable equivalent) (2)	53.6%	54.6%
Effect of merger-related and restructuring items	(.3)	(.2)
Effect of other (3)	-	.6
Operating efficiency ratio (2)	53.3	55.0
Effect of amortization of intangibles	(1.6)	(1.6)
Effect of amortization of mark-to-market adjustments	-	(.1)
Cash basis operating efficiency ratio (2)	51.7	53.3
Basic earnings per share	$2.42	$2.37
Effect of merger-related and restructuring items, net of tax	.02	.01
Effect of other, net of tax (3)	-	(.03)
Operating basic earnings per share	2.44	2.35
Diluted earnings per share	$2.40	$2.35
Effect of merger-related and restructuring items, net of tax	.02	.01
Effect of other, net of tax (3)	-	(.03)
Operating diluted earnings per share	2.42	2.33
Effect of amortization of intangibles, net of tax	.09	.09
Effect of amortization of mark-to-market adjustments, net of tax	-	.01
Cash basis operating diluted earnings per share	2.51	2.43

NOTES: Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
(3)	Reflects a gain on the sale of duplicate facilities totaling $18 million, net of tax, in 2006.